UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2020

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois	60106
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share Preferred Share Purchase Right	RBCN	The Nasdaq Stock Market LLC

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 23, 2020, Rubicon Sapphire Technology (Malaysia) SDN. BHD. (the “Company”), a wholly owned subsidiary of Rubicon Technology, Inc. (“RTI”), completed the previously announced sale to Computime (Malaysia) SDN. BHD (the “Purchaser”) of its sixty (60)-year leasehold land held under PN 11295, Lot 10010 (previously H.S.(D) 57673, PT 4627), Mukim 01, Daerah Seberang Perai Tengah, Negeri Pulau Pinang, Malaysia measuring 12,383 square metres in area together with all the buildings erected thereon bearing assessment address No. 3065, Tingkat Perusahaan 4A, Kawasan Perusahaaan Perai, 13600 Perai, Penang (the “Property”) pursuant to the terms and conditions of the Sale and Purchase Agreement (the “Agreement”), dated as of December 19, 2019.

The full text of the Agreement was filed as Exhibit 10.1 to RTI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2019 and is incorporated herein by reference.

The gross sale price for the Property was Ringgit Malaysia 20,750,000 (approximately $4.8 million based upon today’s exchange rate which is subject to significant fluctuation on a daily basis). The Company realized net proceeds of approximately Ringgit Malaysia 20,000,000 (approximately $4.6 million based upon today’s exchange rate which is subject to significant fluctuation on a daily basis) after the payment of consent fees, real estate taxes, brokerage and legal fees, transfer and withholding taxes and other expenses.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: June 24, 2020	By:	/s/ Timothy E. Brog
	Name:	Timothy E. Brog
	Title:	Chief Executive Officer

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